SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 14, 2009

AARON’S, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 231-0011
AARON RENTS, INC.

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 14, 2009, the Board of Directors of Aaron Rents, Inc. (the “Company”) announced that the Company would change its name to Aaron’s, Inc. The Company filed an amendment to its Amended and Restated Articles of Incorporation on April 17, 2009 in order to accomplish the name change, which became effective upon filing. The Company also announced that the ticker symbol for its Common Stock will change from “RNT” to “AAN” and the ticker symbol for its Class A Common Stock will change from “RNT.A” to “AAN.A” effective April 20, 2009.
     The text of the Company’s Amendment to its Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     The Company’s press release regarding its name change and ticker symbol change is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, effective April 17, 2009.

99.1	Press release dated April 14, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: April 17, 2009		Gilbert L. Danielson
Executive Vice President and Chief Financial Officer

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